UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

April 23, 2024

Date of Report (Date of Earliest Event Reported)

Panbela Therapeutics, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-39468	88-2805017
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

712 Vista Blvd #305 Waconia, Minnesota	55387
(Address of Principal Executive Offices)	(Zip Code)

(952) 479-1196

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.001 par value	PBLA	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry Into a Material Definitive Agreement.

On April 23, 2024, Panbela Therapeutics, Inc. (the “Company”) entered into a Subscription and Investment Representation Agreement (the “Subscription Agreement”) with Michael T. Cullen (the “Purchaser”), Chairman of the Company’s Board of Directors, pursuant to which the Company agreed to issue and sell one (1) share of the Company’s Series A Preferred Stock, par value $0.001 per share (the “Preferred Stock”), to the Purchaser for $10 cash. The sale closed on April 23, 2024. Additional information regarding the rights, preferences, privileges and restrictions applicable to the Preferred Stock is contained in Item 5.03 of this report and incorporated by reference herein.

The Subscription Agreement contains customary representations and warranties and certain indemnification rights and obligations of the parties.

The foregoing description of the Subscription Agreement does not purport to be complete and is subject to, and qualified by, the full text of such document, a copy of which is filed as Exhibit 10.1 and incorporated by reference herein.

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On April 25, 2024, The Nasdaq Stock Market LLC (“Nasdaq”) filed a Form 25 Notification of Removal from Listing indicating that the delisting will become effective ten days after the Form 25 was filed. As a result, the Company no longer intends to file its own Form 25.

The Company has applied to list its common stock on the US Equity Listings Tier II of the Chicago Board of Options Exchange (“CBOE”). No assurances can be given that the application will be approved or that a trading market will develop on the CBOE. In the interim, the Company intends to maintain the existing eligibility for quotation of its common stock on the OTCQB under its current symbol, “PBLA.”

Item 3.02 Unregistered Sales of Equity Securities.

The information contained in Item 1.01 of this report is incorporated by reference herein.  Based in part upon the representations of the Purchaser in the Subscription Agreement, the offering and sale of the Preferred Stock was exempt from registration under Section 4(a)(2) of the Securities Act of 1933, as amended.

Item 3.03 Material Modifications to Rights of Security Holders.

The information contained in Item 5.03 of this report is incorporated by reference herein.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Certificate of Designation

On April 23, 2024, the Company filed a certificate of designation (the “Certificate of Designation”) with the Secretary of State of Delaware, effective as of the time of filing, designating the rights, preferences, privileges and restrictions of the share of Preferred Stock. The Certificate of Designation provides that the share of Preferred Stock will have 90,000,000 votes and will vote together with the outstanding shares of the Company’s common stock as a single class exclusively with respect to any proposal to amend the Company’s Amended and Restated Certificate of Incorporation to effect a reverse stock split of the Company’s common stock. The Preferred Stock will be voted, without action by the holder, on any such proposal in the same proportion as shares of common stock are voted. The Preferred Stock otherwise has no voting rights except as otherwise required by the General Corporation Law of the State of Delaware.

The Preferred Stock is not convertible into, or exchangeable for, shares of any other class or series of stock or other securities of the Company. The Preferred Stock has no rights with respect to any distribution of assets of the Company, including upon a liquidation, bankruptcy, reorganization, merger, acquisition, sale, dissolution or winding up of the Company, whether voluntarily or involuntarily. The holder of the Preferred Stock will not be entitled to receive dividends of any kind.

The outstanding share of Preferred Stock may be redeemed in whole, but not in part, at any time (i) if such redemption is ordered by the Board of Directors in its sole discretion or (ii) automatically upon the approval by the Company’s stockholders of a reverse stock split at any meeting of stockholders. Upon such redemption, the holder of the Preferred Stock would receive consideration of $10 in cash.

The foregoing description of the Certificate of Designation does not purport to be complete and is subject to, and qualified by, the full text of such document, a copy of which is filed as Exhibit 3.1 and is incorporated by reference herein.

Item 8.01 Other Events.

Special Meeting Postponement

As a result of Nasdaq’s filing of a Form 25, the Company’s common stock will be delisted before the Company will have an opportunity to effect a reverse stock split, as previously proposed for stockholder approval at a meeting to be held on May 3, 2024 (the “Special Meeting”) pursuant to a definitive proxy statement filed with the U.S. Securities and Exchange Commission on April 4, 2024. Under applicable Delaware law, because the Company’s common stock will not be listed on a national securities exchange, the voting standard for determining whether stockholders have approved the reverse stock split will revert to the substantially higher requirement of the affirmative vote of a majority the outstanding stock entitled to vote on the matter.

In consideration of the foregoing and other factors, including the Company’s likely need to effect a reverse stock split to satisfy the minimum per share bid price requirement for initial listing on the CBOE, the Company’s Board of Directors has determined to instead hold the Special Meeting on May 28, 2024 and has declared a new record date of April 24, 2024 for purposes of determining the holders of common stock entitled to vote at the Special Meeting. The Company intends to promptly prepare, file and mail a new proxy statement for the Special Meeting.

Item 9.01         Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

3.1	Certificate of Designation of Series A Preferred Stock, dated April 23, 2024

10.1	Subscription and Investment Representation Agreement, dated April 23, 2024, by and between Panbela Therapeutics, Inc. and Michael T. Cullen

104	Cover Page Interactive Data File (the cover page XBRL tags are embedded in the Inline XBRL document).

Cautionary Statement Regarding Forward-Looking Statements

This report contains “forward-looking statements,” including within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as: “anticipate,” “believe,” “can,” “design,” “expect,” “focus,” “intend,” “may,” “plan,” “positioned,” “potential,” “will” and “would.” All statements other than statements of historical fact are statements that should be deemed forward-looking statements. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations, and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results and financial condition may differ materially and adversely from the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. Important factors that could cause actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, the following: (i) our ability to obtain additional funding to execute our business and clinical development plans; (ii) progress and success of our clinical development program; (iii) the impact of the current COVID-19 pandemic on our ability to conduct our clinical trials; (iv) our ability to demonstrate the safety and effectiveness of our product candidates: ivospemin (SBP-101) and eflornithine (CPP-1X); (v) our reliance on a third party for the execution of the registration trial for our product candidate Flynpovi ; (vi) our ability to obtain regulatory approvals for our product candidates, SBP-101 and CPP-1X in the United States, the European Union or other international markets; (vii) the market acceptance and level of future sales of our product candidates, SBP-101 and CPP-1X; (viii) the cost and delays in product development that may result from changes in regulatory oversight applicable to our product candidates, SBP-101 and CPP-1X; (ix) the rate of progress in establishing reimbursement arrangements with third-party payors; (x) the effect of competing technological and market developments; (xi) the costs involved in filing and prosecuting patent applications and enforcing or defending patent claims; (xii) our ability to obtain a listing of our common stock on a national securities exchange; and (xiii) such other factors as discussed in Part I, Item 1A under the caption “Risk Factors” in our most recent Annual Report on Form 10-K, any additional risks presented in our Quarterly Reports on Form 10-Q and our Current Reports on Form 8-K. Any forward-looking statement made by us in this report is based on information currently available to us and speaks only as of the date on which it is made. We undertake no obligation to publicly update any forward-looking statement or reasons why actual results would differ from those anticipated in any such forward-looking statement, whether written or oral, whether as a result of new information, future developments or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Panbela Therapeutics, Inc.

Date: April 25, 2024	By:	/s/ Susan Horvath
Susan Horvath
Chief Financial Officer